Exhibit 4.3

Execution Version

AMENDMENT NO. 1

JONES ACT WARRANT AGREEMENT

Between

Hornbeck Offshore Services, Inc.

AS ISSUER

and

Computershare Inc. and

Computershare Trust Company, N.A.,

AS WARRANT AGENT

and

Certain Holders Signatory Hereto

AS CONSENTING HOLDERS

DECEMBER 31, 2020

AMENDMENT NO. 1 (this “Amendment”) dated as of DECEMBER 31, 2020 to the Jones Act Warrant Agreement dated as of September 4, 2020 (“Jones Act Warrant Agreement”), among Hornbeck Offshore Services, Inc. (the “Issuer), Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”) and the Holders signatory hereto (the “Consenting Holders”).

WHEREAS, the Issuer has requested that the Jones Act Warrant Agreement be amended on the terms set forth herein;

WHERAS, the Jones Act Warrant Agreement may be amended if Holders of at least seventy-five percent (75%) of the New Jones Act Warrants, inclusive of the Ares, Highbridge and Whitebox Holders provide written consent to the Warrant Agent of the amendment;

WHEREAS, the Consenting Holders party hereto constitute, collectively, in excess of seventy-five percent (75%) of all Holders, inclusive of the Ares, Highbridge and Whitebox Holders;

WHEREAS, the Warrant Agent has received from an Appropriate Officer of the Issuer the certificate, which is attached hereto and made a part hereof as Exhibit A hereto;

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Jones Act Warrant Agreement as amended by this Amendment.

ARTICLE II

AMENDMENTS TO THE CREDITOR WARRANT AGREEMENT

Section 2.01 Amendments to Jones Act Warrant Agreement. Each of the parties hereto agrees and provides its written consent that, effective on the Amendment Effective Date, the Jones Act Warrant Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ ) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Jones Act Warrant Agreement attached as Exhibit B hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Issuer. The Issuer represents and warrants to the Warrant Agent that, on and as of the Amendment Effective Date:

(a) The execution, delivery and performance by the Issuer of this Amendment have been duly authorized by all necessary corporate and, if required shareholder action, and do not and will not violate the Organizational Documents of the Issuer.

(b) This Amendment has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.02 Representations and Warranties of the Consenting Holders. Each of the Consenting Holders represents and warrants to the Warrant Agent that, on and as of the Amendment Effective Date:

(a) The execution, delivery and performance by the Issuer of this Amendment have been duly authorized by all necessary limited liability company or corporate and, if required, member, or shareholder action, and do not and will not violate the Organizational Documents of each such Consenting Holder.

(b) This Amendment has been duly executed and delivered by each Consenting Holder and constitutes a legal, valid and binding obligation of each such Consenting Holder and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

Section 4.01 Amendment Effective Date. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) Execution and Delivery of this Amendment. The Warrant Agent shall have received a counterpart signature page of this Amendment duly executed by the Issuer and by each Consenting Holder sufficient to constitute seventy-five percent of all Holders inclusive of the Ares, Highbridge and Whitebox Holders.

Section 4.02 Effects of this Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Holders or the Warrant Agent under the existing Jones Act Warrant Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Jones Act Warrant Agreement or any other provision of the existing Jones Act Warrant Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Jones Act Warrant Agreement in similar or different circumstances.

(b) From and after the Amendment Effective Date, each reference in the Jones Act Warrant Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Jones Act Warrant Agreement in any other document shall be deemed a reference to the Jones Act Warrant Agreement as amended hereby.

ARTICLE V

MISCELLANEOUS

Section 5.01 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

Section 5.02 Expenses. The Issuer agrees to reimburse the Warrant Agent and for all out-of-pocket fees, charges and disbursements of counsel in connection with this Amendment.

Section 5.03 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment and signature pages for all purposes.

Section 5.04 Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 5.05 Direction to Administrative Agent. Each of the Consenting Holders party hereto hereby (i) authorizes and directs the Warrant Agent to enter into this Amendment and (ii) confirms that it is a Holder under the Jones Act Warrant Agreement as of the date hereof.

[Signature Pages Follow]

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ISSUER:	HORNBECK OFFSHORE SERVICES, INC.

	By:	/s/ Samuel A. Giberga
	Name:	Samuel A. Giberga
	Title:	Executive Vice President & General Counsel

WARRANT AGENT:	COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.,

	By:	/s/ Collin Ekeogu
	Name:	Collin Ekeogu
	Title:	Manager, Corporate Actions

[Signature page to New Jones Act Warrant Amendment No. 1]

CONSENTING HOLDER:

ASSF IV AIV B Holdings III, L.P.

By: ASSF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASOF Holdings I, L.P.

By: ASOF Investment Management LLC., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

SA Real Assets 19 Limited

By: Ares Management LLC, its investment manager

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

Ares Credit Strategies Insurance Dedicated Fund Series Interest of the SALI Multi-Series Fund, L.P.

By: Ares Management LLC, its investment manager

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

ASSF IV HOS AIV 2, L.P.

By: ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature page to Jones Act Warrant Amendment No. 1]

ASOF HOS AIV 2, L.P.

By: ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASSF IV AIV B, L.P.

By: ASSF Management IV, L.P., its general partner

By: ASSF Management IV GP LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASOF HOS AIV 1, L.P.

By: ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASSF IV HOS AIV 1, L.P.

By: ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature page to Jones Act Warrant Amendment No. 1]

Whitebox Multi-Strategy Partners, L.P.

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate Transactions & Litigation

Whitebox Asymmetric Partners, L.P.

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate Transactions & Litigation

Pandora Select Partners, L.P.

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate Transactions & Litigation

Whitebox Relative Value Partners, L.P.

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate Transactions & Litigation

[Signature page to Jones Act Warrant Amendment No. 1]

Whitebox Credit Partners, L.P.

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate Transactions & Litigation

Whitebox GT Fund, LP

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate Transactions & Litigation

Whitebox Caja Blanca Fund, LP

By: Whitebox Caja Blanca GP LP, its general Partner

By: Whitebox Advisors LLC, its investment Manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate Transactions & Litigation

Highbridge Tactical Credit Master Fund, LP

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Management Director, Co-CIO

[Signature page to Jones Act Warrant Amendment No. 1]

1992 Master Fund Co-Invest SPC – Series 1 Segregated Portfolio

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Management Director, Co-CIO

Highbridge SCF Special Situations SPV, LP

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/Jonthan Segal
Name:	Jonathan Segal
Title:	Management Director, Co-CIO

[Signature page to Jones Act Warrant Amendment No. 1]

Exhibit A

JONES ACT WARRANT AGREEMENT

OFFICER’S CERTIFICATE

The undersigned hereby certifies that he is the Executive Vice President, General Counsel and Chief Compliance Officer of Hornbeck Offshore Services, Inc., a Delaware corporation (the “Issuer”), and that as such he is authorized to execute this certificate on behalf Company pursuant to section 3(c) of the Jones Act Warrant Agreement between Hornbeck Offshore Services, Inc. as Issuer and Computershare, Inc. and Computershare Trust Company, N.A., collectively as Warrant Agent dated as of September 4, 2020 (the “Jones Act Warrant Agreement”) (unless otherwise defined herein, each capitalized term used herein is defined in the Jones Act Warrant Agreement or Amendment No. 1 to the Jones Act Warrant Agreement). Furthermore, the undersigned represents and warrants, on behalf the Issuer, as follows:

(a)

the Jones Act Warrant Agreement may be amended if Holders of at least seventy-five percent (75%) of the Jones Act Warrants, inclusive of the Ares, Highbridge and Whitebox Holders provide written consent to the Warrant Agent of the amendment;

(b)	the Issuer and the Consenting Holders have executed Amendment No. 1 to the Jones Act Warrant Agreement (the “Amendment”);

(c)	the Consenting Holders constitute, collectively, in excess of seventy-five percent (75%) of all Holders, inclusive of the Ares, Highbridge and Whitebox Holders;

(d)	the Amendment complies with the terms of Section 16 of the Jones Act Warrant Agreement.

EXECUTED AND DELIVERED this 31st day of December, 2020

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ Samuel A. Giberga
Name:	Samuel A. Giberga
Title:	Executive Vice President, General Counsel and Chief Compliance Officer

[Signature page to Jones Act Warrant Amendment No. 1]

Exhibit B

TABLE OF CONTENTS

SECTION 1. CERTAIN DEFINED TERMS	1

SECTION 2. APPOINTMENT OF WARRANT AGENT	6

SECTION 3. ISSUANCE OF WARRANTS; FORM, EXECUTION AND DELIVERY	6

SECTION 4. TRANSFER OR EXCHANGE	9

SECTION 5. DURATION AND EXERCISE OF WARRANTS	13

SECTION 6. ADJUSTMENT OF NUMBER OF SHARES PURCHASABLE OR NUMBER OF WARRANTS; ANTI-DILUTION WARRANTS	20

SECTION 7. CANCELLATION OF WARRANTS	27

SECTION 8. MUTILATED OR MISSING WARRANT CERTIFICATES	2~~7~~8

SECTION 9. RESERVATION OF SHARES	28

SECTION 10. LEGENDS	28

SECTION 11. NOTIFICATION OF CERTAIN EVENTS; CORPORATE ACTION	29

SECTION 12. WARRANT AGENT	30

SECTION 13. SEVERABILITY	3~~5~~6

SECTION 14. HOLDER NOT DEEMED A STOCKHOLDER	3~~5~~6

SECTION 15. NOTICES TO COMPANY AND WARRANT AGENT	3~~6~~5

SECTION 16. SUPPLEMENTS AND AMENDMENTS	37

SECTION 17. TERMINATION	3~~7~~8

SECTION 18. GOVERNING LAW AND CONSENT TO FORUM	3~~7~~8

SECTION 19. WAIVER OF JURY TRIAL	38

SECTION 20. BENEFITS OF THIS AGREEMENT	38

SECTION 21. COUNTERPARTS	3~~8~~9

(ii) In the event of a Cashless Conversion of Warrants, the Company shall provide the cost basis for Warrant Shares issued pursuant to such Cashless Conversion at the time the Company confirms the number of Warrant Shares issuable in connection with such Cashless Conversion to the Warrant Agent pursuant to Section 5 hereof.

(p) Securityholders Agreement. Each (i) Holder and (ii) Person that acquires any Warrants after the date hereof in accordance with the terms of this Agreement and the Securityholders Agreement, in each case, that is not already a party to the Securityholders Agreement, shall become a party to the Securityholders Agreement, if the Secuirtyholders Agreement is then in effect. Notwithstanding anything herein to the contrary, no Person shall receive any Warrant Shares upon exercise or conversion of any Warrant unless such Person is or becomes a party to the Securityholders Agreement by executing a joinder thereto, if the Securityholders Agreement is then in effect.

SECTION 6. Adjustment of Number of Shares Purchasable or Number of Warrants; Anti-Dilution Warrants.

(a) Below Market Issuances.

(i) If the Company at any time or from time to time after the date hereof shall grant, issue or sell (whether directly or by assumption in a merger or otherwise) any additional shares of Common Stock, Options or Convertible Securities or shall fix a record date for the determination of holders of any Equity Securities to receive any additional shares of Common Stock, Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon such event, including upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be additional Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of 5:00 PM (New York City time) on such record date; provided, that additional Common Stock shall not be deemed to have been issued unless the consideration per share of such additional Common Stock would be less than the Fair Market Value of each such share of Common Stock as of such date and immediately prior to such issuance, or such record date, as the case may be; provided, further, that, in any such case in which additional Common Stock is deemed to be issued, no further adjustments shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of Options or the conversion or exchange of Convertible Securities.

(ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment pursuant to the terms of this Section 6(a), are revised (either automatically, pursuant to the provisions contained therein, or as a result of an amendment to such terms) to provide for either (i) any increase the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then effective upon such increase or decrease becoming effective, the number of Warrant Shares issuable upon exercise or conversion of any Warrant computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such number of Warrant Shares issuable upon exercise or conversion of any Warrant as would have been obtained had such revised terms ben in effect upon the original date of issuance of such Option or Convertible Security.

(iii) ~~After the date hereof, the Company shall not revise~~If the terms of any Option or Convertible Security, ~~whether now existing or issued subsequent to the date hereof, to (i) provide for an~~ the issuance of which did not result in an adjustment to the number of Warrant Shares issuable upon exercise or conversion of any Warrant pursuant to the terms of this Section 6(a) (either because the consideration per additional Common Stock subject thereto was equal to or greater than the-then Fair Market Value of each such share of Common Stock), are revised after the date hereof (either automatically, pursuant to the provisions contained therein, or as a result of an amendment to such terms) to provide for either (i) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) ~~decrease or~~ any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, ~~of any~~then such Option or Convertible Security, as so amended, and the additional Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

~~(iii) Not Used~~

(iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the number of Warrant Shares issuable upon exercise or conversion of any Warrant pursuant to the terms of this Section 6(a), the number of Warrant Shares issuable upon exercise or conversion of any Warrant shall be readjusted to such number of Warrant Shares issuable upon exercise or conversion of any Warrant as would have been obtained had such Option or Convertible Security never been issued.

(v) Except as provided in Section 6(a)(vi) and except in the case of any event described in Section 6(b), Section 6(c), Section 6(d) or Section 6(e), in the event the Company shall at any time after the date hereof grant, sell or issue additional Common Stock (including additional Common Stock deemed to be issued pursuant to Section 6(a)(i)) without consideration or for consideration per share of Common Stock less than the Fair Market Value of each such share of Common Stock, then the number of Warrant Shares issuable upon exercise or conversion of any Warrant shall be increased pursuant to the formula below:

Ua =	Ub ×	Oa
Ob + Y

Where:

Ub = The number of Warrant Shares issuable for each Warrant before the adjustment